Exhibit 1(l)

MERRILL LYNCH SERIES FUND, INC.

Articles Supplementary to Increase

Authorized Capital Stock

MERRILL LYNCH SERIES FUND, INC., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:	The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.
SECOND:

Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has duly increased:  (i) the number of shares of stock that the Corporation has authority to issue by 540,000,000 shares; and (ii) the number of classes of Common Stock that the Corporation has authority to issue.

THIRD:	As of immediately before the increase,
(a)

The total number of shares of stock of all classes which the Corporation had authority to issue was Four Billion One Hundred Million (4,100,000,000) shares of capital stock of the par value of ten cents ($0.10) per share, divided into twenty classes of Common Stock as follows:

Funds/Classes		Number of Authorized Shares
Money Reserve Portfolio Common Stock		2,000,000,000
Intermediate Government Band Portfolio Common Stock		100,000,000
Core Bond Strategy Portfolio Common Stock		100,000,000
Large Cap Core Strategy Portfolio Common Stock		100,000,000
Fundamental Growth Strategy Portfolio Common Stock		100,000,000
Balanced Capital Strategy Portfolio Common Stock		300,000,000
High Yield Portfolio Common Stock		100,000,000
Natural Resources Portfolio Common Stock		100,000,000
Global Allocation Strategy Portfolio Common Stock		100,000,000
Balanced Portfolio Common Stock		100,000,000
Class A Common Stock		100,000,000
Class B Common Stock		100,000,000
Class C Common Stock		100,000,000
Class D Common Stock		100,000,000
Class E Common Stock		100,000,000
Class F Common Stock		100,000,000
Class G Common Stock		100,000,000
Class H Common Stock		100,000,000
Class I Common Stock		100,000,000
Class J Common Stock		100,000,000
	Total:	4,100,000,000

(b)	The aggregate par value of all shares of stock of the Corporation having a par value was $410,000,000.00.
FOURTH:	As increased,
(a)

The total number of shares of stock of all classes which the Corporation has authority to issue is Four Billion Six Hundred Forty Million (4,640,000,000) shares of capital stock of the par value of ten cents ($0.10) per share, divided into twenty-six classes of Common Stock as follows:

Funds/Classes		Number of Authorized Shares
Money Reserve Portfolio Common Stock		2,000,000,000
Intermediate Government Bond Portfolio Common Stock		100,000,000
Core Bond Strategy Portfolio Common Stock		100,000,000
Large Cap Core Strategy Portfolio Common Stock		100,000,000
Fundamental Growth Strategy Portfolio Common Stock		100,000,000
Balanced Capital Strategy Portfolio Common Stock		300,000,000
High Yield Portfolio Common Stock		100,000,000
Natural Resources Portfolio Common Stock		100,000,000
Global Allocation Strategy Portfolio Common Stock		100,000,000
Balanced Portfolio Common Stock		100,000,000
Class A Common Stock		100,000,000
Class B Common Stock		100,000,000
Class C Common Stock		100,000,000
Class D Common Stock		100,000,000
Class E Common Stock		100,000,000
Class F Common Stock		100,000,000
Class G Common Stock		100,000,000
Class H Common Stock		100,000,000
Class I Common Stock		100,000,000
Class J Common Stock		100,000,000
Low Duration Portfolio Common Stock
Class I		30,000,000
Class II		30,000,000
Class III		30,000,000
Global SmallCap Portfolio Common Stock
Class I		30,000,000
Class II		30,000,000
Class III		30,000,000
Equity Dividend Portfolio Common Stock
Class I		30,000,000
Class II		30,000,000
Class III		30,000,000
Mid Cap Value Opportunities Portfolio Common Stock
Class I		30,000,000
Class II		30,000,000
Class III		30,000,000
Small Cap Index Portfolio Common Stock
Class I		30,000,000
Class II		30,000,000
Class III		30,000,000
International Index Portfolio Common Stock
Class I		30,000,000
Class II		30,000,000
Class III		30,000,000
	Total:	4,640,000,000

(b)	The aggregate par value of all shares of stock of the Corporation having a par value is $464,000,000.00.
FIFTH:	The shares of stock of the Corporation are divided into classes, but the descriptions of each class of stock of the Corporation are not changed by the increase.

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IN WITNESS WHEREOF, MERRILL LYNCH SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this 28th day of December, 2004.

WITNESS:		MERRILL LYNCH SERIES FUND, INC.
/s/ Alice A. Pellegrino	By:	/s/ Donald C. Burke
Alice A. Pellegrino, Secretary		Donald C. Burke, Vice President

THE UNDERSIGNED, Vice President of Merrill Lynch Series Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Donald C. Burke
Donald C. Burke, Vice President